As filed with the Securities and Exchange Commission on July 19, 2005.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L.A.M. PHARMACEUTICAL, CORP.
(Exact name of registrant as specified in its charter)

Delaware	52-2278236
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization	Identification No.)

800 Sheppard Avenue West, Commercial Unit 1
Toronto, Ontario, Canada	M3H 6B4
(Address of Principal Executive Offices)	(Zip Code)

Stock Bonus Plan
(Full Title of Plan)

Joseph T. Slechta
736 Center Street,
Lewiston, NY 14092
(Name and address of agent for service)

(877) 526-7717 or (716) 754-2005
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

     Brian J. Gavsie, Esq.
Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Ft. Lauderdale, FL 33301
Telephone: (954) 765-0500; Facsimile: (954) 765-1477

CALCULATION OF REGISTRATION FEE
		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price	aggregate offering	Amount of registration
to be registered	registered (1)	per share (2)	price	fee
Common Stock	20,000,000	0.029	580,000	68.27

(1)
This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Registrant’s Stock Bonus Plan in the event of stock dividends, stock splits, recapitalizations or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. The Registrant previously registered 32,000,000 shares which may be issued pursuant to its Stock Bonus Plan by filing Registration Statements on Form S- 8 with the Securities and Exchange Commission (File Nos. 333-122118, 333-119847, 333-107796, 333-102853, 333-86216 and 333-68860 on January 18, 2005 October 20, 2004, August 8, 2003, January 31, 2003, April 15, 2002 and August 31, 2001, respectively). This filing is solely to register 20,000,000 additional shares which may be issued pursuant to its Stock Bonus Plan.

(2)
Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average bid and asked prices per share of the Registrant's common stock on July 15, 2005.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by L.A.M. Pharmaceutical, Corp. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 20,000,000 shares of the Company's common shares, par value $.0001 per share (the “Common Shares”), issuable pursuant to the Company's Stock Bonus Plan (as amended on April 29, 2005) (the “Plan”). A total of 32,000,000 Common Shares issuable under the Plan have been previously registered pursuant to the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (File Nos. 333-122118, 333-119847, 333-107796, 333-102853, 333-86216 and 333-68860 on January 18, 2005, October 20, 2004, August 8, 2003, January 31, 2003, April 15, 2002 and August 31, 2001, respectively). The contents of such earlier Registration Statements, taken together, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit
Number	Exhibits

4.1	Certificate of Incorporation. (1)
4.2	Certificate of Amendment to the Certificate of Incorporation. (2)
4.3	Bylaws. (3)
4.4	Stock Bonus Plan (as amended on April 29, 2005).
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
23.2	Consent of Accountants.
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

(1)	Incorporated by reference to Exhibit 3 filed with the Company’s registration statement on Form 10-SB on May 17, 2000 (Commission File No. 000-30641).
(2)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Form 10-KSB for the year ended December 31, 2003 (Commission File No. 000-30641).
(3)	Incorporated by reference to Exhibit 3 filed with the Company’s registration statement on Form 10-SB on May 17, 2000 (Commission File No. 000-30641).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on the 19th day of July, 2005.

L.A.M. PHARMACEUTICAL, CORP.

By: /s/ Joseph T. Slechta
Joseph T. Slechta
President, Chief Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Joseph T. Slechta his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph T. Slechta
Joseph T. Slechta	President, Chief Executive	July 19, 2005
Officer and Director

/s/ Peter Rothbart
Peter Rothbart	Director	July 19, 2005